[LETTERHEAD]

                               PERSONAL & CONFIDENTIAL

June 8, 1994

Roxanna Prahser
129 Glenview Drive
Martinez, CA 94553

Ms. Prahser:


I am pleased to confirm our offer of employment as the Controller at TNF Holdings Company, Inc. ("the Company"). Your start date will be June 8, 1994. This offer is contingent upon the successful closing of TNF Holdings Company, Inc.'s purchase of the assets of The North Face on June 7, 1994.

Compensation:
If you decide to join us, you will receive an annual salary of $115,000 which will be paid biweekly in the amount of 4,423.08. The following benefits will be provided by TNF Holdings Company, Inc.

You will be eligible for a merit increase in April, 1995 based upon various factors including your job performance and the Company's performance.

BENEFITS:
       -       INSURANCE:
               You will be able to continue your medical and dental benefits immediately if you are currently under The North Face health plan. There has not been any change in the insurance plans except in the name from The North Face to TNF Holdings Company, Inc. You will need to complete and return the Benefits Enrollment Confirmation and Signature sheet that is contained in your new hire packet. You may not change plans or add dependents onto the insurance plan until the next open enrollment or you have a family status change as defined by the IRS.

       -       PAID TIME OFF:
               You will be eligible for Paid Time Off (PTO) to be used for vacation, illness or personal business. Paid Time Off accrual begins on the first day of hire and is accrued on a daily basis. Your accrued but unused vacation as of your last day of employment of The North Face will be transferred to your PTO balance at TNF Holding Company, Inc., unless you have chosen to receive pay for your accrued but unused vacation. A complete PTO policy is contained in your new hire packet.

       -       FLOATING HOLIDAYS:
               The floating holiday schedule will remain the same for the calendar year. If you have used two (2) floating holidays already you will not have any floating holidays for the remainder of the year. If you have used one (1) floating holiday you will have one (1) floating holiday remaining. If you have not used your floating holidays you will have two (2) floating holidays for the remainder of the calendar year.

HIRING DOCUMENTATION:
The items listed below are included in your new hire package and must be completed and returned with this signed offer letter and confidentiality agreement.

       -       EMPLOYMENT APPLICATION:
               All TNF Holdings Company, Inc. employees must complete an Application.

       -       FORM I-9:
               For purposes of Federal Immigration law, you will be required to provide to the Company documentary evidence of your identity and employment eligibility by completing an I-9 form. The documentation for this form must be provided within three (3) business days of your date of hire, or your employment relationship with us may be terminated.

       -       FORM W-4:
               For purposes of withholding state and federal taxes please complete a W-4.

       -       EMERGENCY CONTACT:
               Please complete the emergency contact form that is contained in your new hire packet.

       -       BENEFITS ENROLLMENT CONFIRMATION:
               As stated above this form will verify your current insurance election.

       -       EMPLOYEE BADGE:
               Please sign and return - this will allow you to use the Employee Discount at the stores.

If you choose to accept this offer, your employment with TNF Holdings Company, Inc. will be voluntarily entered into and will be for no specified period. As a result, you will be free to resign at any time, for any reason or for no reason, as you deem appropriate. TNF Holdings Company, Inc. will have a similar right and may terminate its employment relationship with you at any time, with or without cause.

In the event of any dispute or claim relating to or arising out of your employment relationship ("including but not limited to any claims of wrongful termination or age, sex, race, or discrimination")you and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California. By signing this letter you and TNF Holdings Company, Inc. waive any right which you may have to a jury trial with respect to such disputes. HOWEVER, we agree that this arbitration provision shall not apply to any dispute or claim relating to or arising out of the misuse of misappropriation of the Company's Confidential information.

To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me no later than close of business June 9, 1994. This offer will expire June 10, 1994. Please note that this employment offer is contingent upon your signing of Company's Confidentiality Agreement (a copy of which is enclosed). This letter, along with any agreements relating to confidential information between you and TNF Holdings Company, Inc., set forth the terms of your employment with TNF Holdings Company, Inc. and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by TNF Holdings Company, Inc. and by you.

Please contact me if you have any questions regarding this employment offer or any points covered in this letter. We look forward to receiving your positive response and look forward to working with you as you join TNF Holdings Company, Inc. team.

Sincerely,

/s/  William McFarlane
William McFarlane
TNF Holdings Company, Inc.

I hereby agree and/or accept employment with TNF Holdings Company, Inc. and the terms set forth above. I understand and agree to keep the contents of this letter confidential.


/s/  Roxanna Prahser                               6/8/94
- ----------------------------                     ------------
Signature of Roxanna Prahser                     Date

[LETTERHEAD]

                                 CODE OF CONDUCT AND
                             EMPLOYEE AGREEMENT REGARDING
                                   CONFIDENTIALITY


This Agreement is intended to set forth in writing certain responsibilities which TNF Holdings Company, Inc. (the "Company") and each TNF Holdings Company, Inc. Employee ("Employee") have during the Employee's employment. Employee recognizes that the Company is engaged in a continuous program of design, production, marketing and sales respecting its business, present and future. Employee understands that he/she has an affirmative duty to avoid situations where loyalties may be divided between his or her own interests and the Company. In exchange for his or her employment by the Company, Employee acknowledge and agrees that:


1. EFFECTIVE DATE. This agreement ("Agreement") shall be effective as of the date below.

2. CONFIDENTIALITY. Employee will retain in confidence and will not disclose or use, either during or after the term of his or her employment, any proprietary or confidential information or know-how belonging to the Company ("Proprietary Information"), whether or not in written form, except to the extent required to perform duties on behalf of the Company. Proprietary Information refers to any information not generally known in the relevant trade or industry, which was obtained from the Company, or which was learned, discovered, developed, conceived, originated or prepared by me in the scope of my employment. Proprietary Information includes, but is not limited to business information relating to the Company's products, finances, marketing, business relationships with the Company's vendors and suppliers, business information relating to the Company's inventions, financial projections and results, sales, marketing and merchandising strategies, manufacturing processes, product design and development, catalog mailing lists, product assortment and strategy, pricing, margins, and the Company's future business and marketing plans. Upon termination of Employee's employment or at the request of the Company before termination, Employee will deliver to the Company all written and tangible material in his or her possession incorporation any Proprietary Information or otherwise relating to the Company's business.

3.     DESIGNS

       3.1 DEFINITION OF DESIGNED. As used in this Agreement, the term "Design" means any new or prototype design, whether or not patentable, and all related know-how. Designs include, but are not limited to all product designs, processes, product or other related improvements, and ideas.

       3.2     DISCLOSURE AND ASSIGNMENT OF INVENTIONS.

               (a) Employee will promptly disclose and describe to the Company all designs which he or she may solely or jointly conceive, develop, or reduce to practice during the period of his or her employment with the Company
(i) which relate at the time of conception, development, or reduction to practice of the Design to the Company's business or development, (ii) which were developed, in whole or in part, on the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or
(iii) which resulted from any work Employee performed for the Company ("Company Inventions"). Employee assigns to the Company all right, title, and interest worldwide in Company Inventions and in all intellectual property rights based upon Company Inventions. However, Employee does not assign or agree to assign any Designs relating in any way to the Company business or demonstrably anticipated research and development which were made by Employee prior to his or her employment with the Company, which inventions, if any are identified on EXHIBIT A to this Agreement. EXHIBIT A contains no confidential information. Employee has no rights in to any Designs other than the Designs specified in EXHIBIT A. If no such list is attached, Employee has no such Designs or Employee grants an irrevocable, non-exclusive, royalty-free, worldwide license to the Company to make, use, and sell inventions developed by Employee prior to his or her employment with the Company.

               (b) Employee recognizes that Designs relating to his or her activities while working for the Company and conceived or made by Employee, alone or with others, within sixty (60) days after termination of Employee's employment may have been conceived in significant part while employed by the Company. Accordingly, Employee agrees that such Designs shall be presumed to have been conceived during Employees employment with the Company and are to be assigned to the Company as a Company Design unless and until employee has established the contrary. Employee agrees to disclose promptly in writing to the Company all Designs made or conceived within sixty (60) days after Employee's term of employment, whether or not Employee believe such Designs are subject to this Agreement, to permit a determination by the Company as to whether or not the Design should be the property of the Company. Any such information will be received in confidence by the Company.

4. COMPANY MATERIALS. Upon termination of Employee's employment with the Company or at any other time upon the Company's request, Employee will promptly deliver to the Company, without retaining any copies, all documents and other materials furnished to Employee by the Company or prepared by Employee for the Company.

5. COMPETITIVE EMPLOYMENT. During the term of Employee's employment with the Company, Employee will not engage in any employment, consulting, or other activity in any business competitive with the Company.

6. NON-SOLICITATION. During the term of Employee's employment with the Company and for a period of one (1) year thereafter, Employee will not solicit or encourage, or cause others to solicit or encourage, any employees of the Company to terminate his or her employment with the Company.

7.     ACTS TO SECURE PROPRIETARY RIGHTS.

       7.1 FURTHER ACTS. Employee agrees to perform, during and after Employee's employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Designs. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights other legal proceedings.

       7.2 APPOINTMENT OF ATTORNEY-IN-FACT. In the event that the Company is unable for any reason whatsoever to secure Employees signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Company Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocable appoints the Company and its duly authorized officers and agents as his or her agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Employee.

8.     NO CONFLICTING OBLIGATIONS.  This Agreement and Employee's of the
Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge ro data acquired by Employee prior to Employees employment with the Company. Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other person or entity. Employee will not be a party to any other agreement which will interfere with employees full compliance with this Agreement. Employee will not enter into any agreement, whether written or oral, in conflict with provisions of this Agreement.

       8.1 CONFLICT OF INTEREST. TNF Holdings Company, Inc. prohibits any full time employee form engaging in outside employment or consulting. No employee may accept employment with or become directly or indirectly involved as an independent contractor, consultant or otherwise with any Company competitor. No employee may accept employment with or become directly or indirectly involved as an independent contractor, consultant or otherwise with any customer or supplier. No employee may sell his or her services or products, or those of another person or firm if the Company offers similar services or products; or engage in activities which enhance the marketability of or otherwise support a competitor's product or services. The continued success of our company is based on the full contribution of every employee, and therefore it is not in the best interest of TNF Holdings Company, Inc. for any employee to engage in outside employment, consulting, or entrepreneurial endeavors.

A conflict of interest may exist if an employee works in any capacity for another person or entity offering goods or services that are or may be competitive with those offered by the Company

If there is any question as to whether any activity constitutes a conflict of interest, prior approval to engage in that activity must be obtained from Company management. Similarly, any outside employment must be approved in advance in writing by Company management. Accepting employment or consulting work that knowingly jeopardizes proprietary information and/or which might result in a conflict of interest may result in termination of employment.

No employee may conduct TNF Holdings Company, Inc. business with a member of his or her family, or an individual with which the employee or the employee's family has an association.

       8.2 QUESTIONABLE PAYMENTS AND GRATUITIES. To assure compliance with the foreign corrupt practices act and other foreign and domestic bribery laws, no employee shall, directly or indirectly, offer, pay or authorize any payment or anything of value or significance to any public official, political party or official or any candidate for any political party of official thereof or any candidate for public office, for the purpose of influencing any action, or decision of a public official, candidate for political office or of government, to assist the Company in the conduct of its business.

Furthermore, the receipt or giving of any gifts, money, services, entertainment or other favors of value or of significance which might reasonably be expected to interfere with the exercise of independent and objective judgment by the recipient, or which might infer an obligation to either party must be avoided. These policies are not intended to prohibit normal business expenses, such as meals or reasonable entertainment for legitimate corporate purposes, provided such expenses are properly recorded under standard company procedures. TNF Holdings Company, Inc. employee may not accept any gift, payment, loan or other favor from a TNF Holdings Company, Inc. customer, supplier, vendor or competitor worth any more than $25.00.

TNF Holdings Company, Inc. employees may not own a financial interest in any TNF Holdings Company, Inc. customer, supplier or competitor that might cause divided loyalty.

       8.3 OUTSIDE DIRECTORSHIPS: No employee may accept a position as a director or officers of a TNF Holdings Company, Inc. competitor, customer or supplier, or company which enhances the marketability of or otherwise supports a competitor's products or services. TNF Holdings Company, Inc. employees may not receive separate compensation for on the board of directors of a company if the services are rendered at TNF Holdings Company, Inc. request or in connection with an TNF Holdings Company, Inc. investment, or relationship with that company.

       8.3 POLITICAL CONTRIBUTIONS AND ACTIVITIES. The company will not contribute financial support, either directly or indirectly, to any candidate for political office or to any political party at any level of government, domestic or foreign. Under no circumstances will the Company request its employees to support a specific candidate or party.

The detailed policy statements above are illustrative and not exhaustive. The fact that a particular act is not specifically prohibited does not mean that it is lawful or permissible. Any questions on your part as to whether any act or course of conduct would be a conflict of interest or be prohibited by this policy should be referred immediately to the Board of Directors through the person to whom you report. It is the duty of every employee to report any violation of these standards to the Board of Directors.

Any activity of an employee in violation of the antitrust, or foreign payment laws or of any other standard of conduct shall be cause for immediate termination. Also, you should be aware that several of the standards are covered by laws involving criminal and or severe civil sanctions against an employee guilty of a violation of these particular standards.

To reiterate, the acts of all employees of TNF Holdings Company, Inc. must remain above question in all of his or her business dealings.

9.     SURVIVAL.  Notwithstanding the termination of Employee's employment,
Section 3.2 and Articles 2, 6, and 7 shall survive such termination. This Agreement does not in any way restrict Employee's right or the right of the Company to terminate Employee's employment at any time, for any reason or for no reason.

10. SPECIFIC PERFORMANCE. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunction relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

11. WAIVER. A waiver by the Company of a breach of any provision of this agreement by me will not operate or be construed as a waiver of any other or subsequent breach by Employee.

12. SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the United States of California as applied to agreements entered into and to be performed entirely with California between California residents.

14. ENTIRE AGREEMENT. This Agreement, including all Exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of both Employee and the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

15. ASSIGNMENT. This agreement may be assigned by the Company. Employee may not assign or delegate Employee's duties under this Agreement without the Company's prior written approval. This Agreement shall be binding upon Employee's heirs, successors, and permitted assignees.

16. TERMINATION: If this Agreement is breached termination up to and including termination will result.

                                       EMPLOYEE:


Date:  6/8/94                          /s/ Roxanna Prahser
     ------------------------------    --------------------------------------
                                       Signature


                                       --------------------------------------
                                                 Roxanna Prahser

                                       TNF Holdings Company, Inc.

Date:  June 7, 1994                    By:  /s/ William McFarlane
     ------------------------------       -----------------------------------
                                                 William McFarlane

                                       Its:
                                           ----------------------------------

                            LIMITED EXCLUSION NOTIFICATION


THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the above Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either or:
(1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company.

(2)     Result from any work performed by you for the Company.

To the extent a provision in the above Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT a copy of this notification.



                                       --------------------------------------


Date:  6/8/94                          /s/ Roxanna Prahser Madsen
     ------------------------------    --------------------------------------
                                       Employee Signature



                                       Roxanna Prahser Madsen
                                       --------------------------------------
                                       Printed Name of Employee

                                      EXHIBIT A

                                   PRIOR INVENTIONS


                                         NONE